Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2022
(IN THOUSANDS)

	Navitas Semiconductor Corp	GeneSiC Semiconductor	Transaction Accounting Adjustments	Notes	Pro Forma Combined
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$240,504	$936	$(99,292)	(g)	$142,148
Accounts receivable, net	9,407	2,784	—		12,191
Inventory	13,995	1,408	539	(i)	15,942
Prepaid expenses and other current assets	2,342	62	—		2,404
Total current assets	266,248	5,190	(98,753)		172,685
PROPERTY AND EQUIPMENT, net	4,266	230	—		4,496
OPERATING LEASE RIGHT OF USE ASSETS	7,039	—	—		7,039
INTANGIBLE ASSETS, net	421	—	110,100	(a)	110,521
GOODWILL	1,177	—	131,061	(b)	132,238
OTHER ASSETS	7,166	7	—		7,173
Total assets	$286,317	$5,427	$142,408		$434,152
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and other accrued expenses	$6,300	$921	$—		$7,221
Accrued compensation expenses	4,910	1	—		4,911
Current operating lease liabilities	1,165	—	—		1,165
Current portion of long-term debt	3,200	—	—		3,200
Other liabilities	4	—	—		4
Total current liabilities	15,579	922	—		16,501
LONG-TERM DEBT	2,122	—	—		2,122
OPERATING LEASE LIABILITIES NONCURRENT	5,824	—	—		5,824
EARNOUT LIABILITY	15,913	—	600	(c)	16,513
Total liabilities	39,438	922	600		40,960
STOCKHOLDERS’ EQUITY:
Navitas: Common stock, $0.0001 par value, 740,000,000 shares authorized as of June 30, 2022, and 125,473,437 and 117,750,608 shares issued and outstanding at June 30, 2022	16	—	2	(h)	18
GeneSiC: Common stock, no par value, 5,000 shares authorized, issued, and outstanding at June 30, 2022	—	50	(50)	(d)	—
Additional paid-in capital	361,963	—	146,311	(h)	508,274
Accumulated other comprehensive loss	(62)	—	—		(62)
Accumulated deficit (retained earnings)	(115,038)	4,455	(4,455)	(d)	(115,038)
Total stockholders’ equity	246,879	4,505	141,808		393,192
Total liabilities and stockholders’ equity	$286,317	$5,427	$142,408		$434,152

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2022
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Navitas Semiconductor Corp	GeneSiC Semiconductor	Transaction Adjustments	Notes	Pro Forma Combined
NET REVENUES	$15,351	$9,845	$—		$25,196
COST OF REVENUES	8,803	2,396	—		11,199
GROSS PROFIT	6,548	7,449	—		13,997
OPERATING EXPENSES:
Research and development	23,019	509	7,268	(f)	30,796
Selling, general and administrative	38,537	686	(3,796)	(e) (f)	35,427
Total operating expenses	61,556	1,195	3,472		66,223
LOSS FROM OPERATIONS	(55,008)	6,254	(3,472)		(52,226)
OTHER INCOME (EXPENSE), net:
Interest income (expense), net	28	—	—		28
Gain from change in fair value of warrants	51,763	—	—		51,763
Gain from change in fair value of earnout liabilities	118,260	—	—		118,260
Other expense	(1,141)	(56)	—		(1,197)
Total other income (expense), net	168,910	(56)	—		168,854
INCOME (LOSS) BEFORE INCOME TAXES	113,902	6,198	(3,472)		116,628
PROVISION FOR INCOME TAXES	273	—			273
NET INCOME (LOSS)	$113,629	$6,198	$(3,472)		$116,355

NET INCOME (LOSS) PER COMMON SHARE:
Basic net income (loss) per share attributable to common stockholders	$0.93				$0.79
Diluted net income (loss) per share attributable to common stockholders	$0.87				$0.75

WEIGHTED AVERAGE COMMON SHARES USED IN NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS:
Basic common shares	121,827		24,833		146,660
Diluted common shares	130,882		24,833		155,715

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2021
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Navitas Semiconductor Corp	GeneSiC Semiconductor	Transaction Adjustments	Notes	Pro Forma Combined
NET REVENUES	$23,736	$14,409	$—		$38,145
COST OF REVENUES	13,050	4,826	—		17,876
GROSS PROFIT	10,686	9,583	—		20,269
OPERATING EXPENSES:
Research and development	27,820	—	14,535	(f)	42,355
Selling, general and administrative	51,374	1,774	3,260	(f)	56,408
Total operating expenses	79,194	1,774	17,795		98,763
LOSS FROM OPERATIONS	(68,508)	7,809	(17,795)		(78,494)
OTHER INCOME (EXPENSE), net:
Interest expense, net of interest income of $22 for Navitas	(257)	—	—		(257)
Loss from change in fair value of warrants	(45,625)	—	—		(45,625)
Loss from change in fair value of earnout liabilities	(38,105)	—	—		(38,105)
Other income (expense)	(143)	(73)	—		(216)
Total other income (expense), net	(84,130)	(73)	—		(84,203)
LOSS BEFORE INCOME TAXES	(152,638)	7,736	(17,795)		(162,697)
PROVISION FOR INCOME TAXES	47	—	—		47
NET INCOME (LOSS)	$(152,685)	$7,736	$(17,795)		$(162,744)

NET INCOME (LOSS) PER COMMON SHARE:
Basic net income (loss) per share attributable to common stockholders	$(3.90)				$(2.54)
Diluted net income (loss) per share attributable to common stockholders	$(3.90)				$(2.54)

WEIGHTED AVERAGE COMMON SHARES USED IN NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS:
Basic common shares	39,167		24,833		64,000
Diluted common shares	39,167		24,833		64,000

NAVITAS SEMICONDUCTOR CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

On August 15, 2022, Navitas Semiconductor Corporation (“Navitas” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Navitas, Gemini Acquisition LLC, a Delaware limited liability company and a wholly owned direct subsidiary of Navitas (“Merger Sub”), GeneSiC Semiconductor Inc., a Delaware corporation (“GeneSiC”), and the stockholders of GeneSiC, including Ranbir Singh and The Ranbir Singh Irrevocable Trust dated February 4, 2022 (collectively, “Sellers”). Pursuant to the Merger Agreement and immediately after its execution and delivery, GeneSiC merged with and into Merger Sub (the “Merger”), with Merger Sub as the surviving entity and continuing to operate the GeneSiC business after the Merger as a wholly owned subsidiary of Navitas.
The unaudited pro forma condensed combined financial information presented has been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”, and is being provided pursuant to Rule 3-05 of Regulation S-X.
Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and the option to present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”).
The unaudited pro forma condensed combined balance sheet as of June 30, 2022, combines the historical balance sheets of the Company and GeneSiC on a pro forma basis as if the Merger Agreement had been completed on June 30, 2022.
The unaudited pro forma consolidated statements of operations combine the results of the Company and GeneSiC for the six months ended June 30, 2022, as if the Merger Agreement had been completed on January 1, 2021, and for the year ended December 31, 2021, as if the Merger Agreement had been completed had occurred on January 1, 2021, the earliest period presented.
The pro forma adjustments and allocation of purchase price are preliminary, are based on management’s current estimates of the fair value of the assets to be acquired and liabilities to be assumed, and are based on all available information, including preliminary work performed by independent valuation specialists.
As of the date of this statement, the Company has not completed the detailed valuation analysis necessary to arrive at final estimates of the fair market value of the assets of GeneSiC acquired and the liabilities assumed and the related allocations of purchase price, nor has it identified all adjustments necessary to conform GeneSiC’s accounting policies to the Company’s accounting policies.
Actual results will differ from unaudited pro forma condensed combined financial information provided herein once the Company has completed the valuation analysis necessary to finalize the required purchase price allocations and has identified any additional conforming accounting policy changes for GeneSiC. There can be no assurance that such finalization will not result in material changes.
Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.
The unaudited pro forma condensed combined financial statements should be read in conjunction with the Company’s historical consolidated financial statements contained in its annual report on Form 10-K and quarterly reports on Form 10-Q filed with the SEC and the historical financial statements of GeneSiC and accompanying notes filed as exhibits to the Current Report on Form 8-K/A filed by Navitas on October 31, 2022.
The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and are based on available information and assumptions that the Company believes are reasonable. They do not purport to represent what the actual consolidated results of operations or the consolidated financial position of the Company would have been had the Merger Agreement been consummated on the dates indicated, or on any other date, nor are they necessarily indicative of the Company’s future consolidated results of operations or consolidated financial position. The Company’s actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors, including access to additional information, changes in value not currently identified and changes in operating results of the Company and GeneSiC following the date of the unaudited pro forma condensed combined financial statements.
Note 1. Basis of Pro Forma Presentation
The unaudited pro forma condensed combined financial statements are derived from the historical consolidated financial statements of the Company and the historical financial statements of GeneSiC.

The unaudited pro forma condensed combined balance sheet has been prepared to reflect the transaction as if the Merger Agreement had been completed on June 30, 2022. The unaudited pro forma consolidated statements of operations combine the results of the Company and GeneSiC for the six months ended June 30, 2022, as if the Merger Agreement had been completed on January 1, 2021 and for the year ended December 31, 2021, as if the Merger Agreement had been completed on January 1, 2021, the earliest period presented.
The GeneSiC Merger Agreement will be accounted for under the purchase accounting method of accounting in accordance with FASB ASC 805, Business Combinations, using the fair value concepts defined in ASC 820, Fair Value Measurements and Disclosures. The Company has been treated as the acquirer for financial reporting purposes. Accordingly, the merger consideration allocated to the GeneSiC business’s assets and liabilities for preparation of these unaudited pro forma consolidated balance sheet is based upon their estimated preliminary fair values assuming the GeneSiC Merger Agreement was consummated as of June 30, 2022. The amount of the merger consideration that was in excess of the estimated preliminary fair values of the GeneSiC business’s net assets and liabilities at June 30, 2022 is recorded as goodwill in the unaudited pro forma condensed combined balance sheet.
As of October 31, 2022, the Company has not performed the detailed valuation studies necessary to arrive at the final estimates of the fair value of GeneSiC’s assets acquired, the liabilities assumed and the related allocations of purchase price. As indicated in Note 4 to these unaudited pro forma condensed combined financial statements, the Company has made certain adjustments to the historical book values of the assets and liabilities of the GeneSiC financial statements to reflect preliminary estimates of fair value necessary to prepare the unaudited pro forma condensed combined financial statements.
The unaudited pro forma condensed financial information includes pro forma adjustments that are (i) directly attributable to the transaction, (ii) factually supportable, and (iii) with respect to the unaudited condensed pro forma statements of operations, expected to have a continuing impact on the results of operations of the combined company.
Actual results may differ from these unaudited pro forma condensed combined financial statements once the Merger Agreement is completed and the Company has determined the final purchase price for GeneSiC and has completed the valuation studies necessary to finalize the required purchase price allocations and identified any additional conforming accounting policy changes for GeneSiC. There can be no assurance that such finalization will not result in material changes. The preliminary unaudited pro forma purchase price allocation has been made solely for preparing these unaudited pro forma condensed combined financial statements.

These unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not give effect to any cost savings from operating efficiencies, revenue synergies, differences in stand-alone costs of GeneSiC’s business or costs for the integration of the Company and GeneSiC’s business operations. These unaudited pro forma condensed combined financial statements do not purport to represent what the actual consolidated results of operations of the Company would have been had the Merger Agreement been completed on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position. Any transaction, separation or integration costs will be expensed in the appropriate accounting periods after completion of the Merger Agreement.
Note 2. Accounting Policies
The pro forma financial data may not reflect all reclassifications necessary to conform GeneSiC’s presentation to that of the Company’s due to limitations on the availability of information as of the date of this current report. The Company will continue to review GeneSiC’s accounting policies. As a result of that review, the Company may identify differences between the accounting policies of the two companies that, when conformed, could have a material impact on the combined financial statements.
Note 3. Preliminary Merger Consideration and Purchase Price Allocation

Under the purchase accounting method of accounting, the identifiable assets acquired, and liabilities assumed are recorded at the Merger Agreement date fair values. The purchase price allocation is preliminary and based on estimates of the fair value as of August 15, 2022.

The Company has engaged a third-party valuation company to assist us with valuation of the GeneSiC. The detailed valuation necessary to estimate the fair value of the assets acquired and liabilities assumed has not yet been completed, accordingly, the adjustments to record the assets acquired and liabilities assumed at fair value reflect the best estimate of the Company based on the information currently available and are subject to change once additional analyses are completed.

There can be no assurance that such third-party valuation work will not result in material changes from the preliminary accounting treatment included in the accompanying unaudited pro forma consolidated combined financial statements.

The purchase price for the acquisition is approximately $99.3 million in cash (subject to customary purchase price adjustments) and 24,883,161 shares of Navitas common stock at $5.88 per share.

Amount (in thousands)
Cash transferred	$99,292
Equity transferred	146,313
Estimated Fair Value of Earn-out	600
Estimated fair value of consideration transferred	$246,205

Additional contingent consideration of up to $25.0 million, in the form of cash Earnout Payments to the Sellers and certain employees of GeneSiC, is payable, conditioned on the achievement of substantial revenue targets for the GeneSiC business over the four fiscal quarters ending September 30, 2023.

The estimated fair value of the Earnout Payments is preliminary and are based upon available information and certain assumptions, known at the time of this report, which management believes are reasonable. This preliminary fair value estimate for the Earnout Payments may change as additional information becomes available and such changes could be material. Upon final determination of the fair value of the Earnout Payments, any differences in the actual Earnout Payments will be recorded in operating income (expense) in the consolidated statements of operations.

The table below represents a preliminary allocation of the estimated total consideration to the GeneSiC business’s assets and liabilities in the GeneSiC Merger Agreement based on the Company’s preliminary estimate of their respective fair values:

Merger Consideration	Fair Value ( in thousands)
Cash consideration at closing	$99,292
Equity consideration at closing	146,313
Contingent earn-out	600
Total	$246,205
Preliminary estimate of purchase price allocation
Cash and cash equivalents	$936
Accounts receivable	2,784
Inventory, net of allowance	1,947
Other current assets	62
Net fixed assets	230
Other assets	7
Intangible assets	110,100
Goodwill	131,061
Total assets acquired	$247,127
Liabilities assumed:
Accounts payable & accrued interest	921
Other current liabilities	1
Total liabilities acquired	922
Estimated fair value of net assets acquired	$246,205

Goodwill represents the excess of the merger price over the amounts assigned to the fair value of the assets acquired and the liabilities assumed, the final amount of Goodwill recorded could differ materially from the amount presented.

Intangible Asset	Fair Value (in thousands)	Amortization Method	Useful Life
Trade Names and Trademarks	$900	Straight line	2 years
Developed Technology	49,100	Straight line	4 years
Patents	33,900	Straight line	15 years
Customer Relationships	24,300	Straight line	10 years
Non-Competition Agreements	1,900	Straight line	5 years
Goodwill	131,061	Indefinite	N/A
	$241,161

Our unaudited pro forma purchase price allocation includes certain identifiable intangible assets with an estimated fair value of approximately $110.1 million. The fair value of the identifiable intangible assets acquired was estimated using a combination of asset-based and income-based valuation methodologies. In particular, we utilized the multi-period excess earnings method to value developed technology, the relief from royalty method to value trade names and trademarks and patents, the distributor method to value customer relationships, and the lost income method to value the non-competition agreement. The various methodology utilizes a discounted cash flow technique where the expected future economic benefits of ownership of an asset are discounted back to present value. This valuation technique requires us to make certain assumptions about, including, but not limited to, future operating performance and cash flow, and other such variables which are discounted to present value using a discount rate that reflects the risk factors associated with future cash flow, the characteristics of the assets acquired, and the experience of the acquired business. Such estimates are subject to change, possibly materially, as additional information becomes available and as additional analyses are performed.

The preliminary unaudited pro forma purchase price allocation has been made solely for the purposes of preparing these unaudited pro forma condensed combined financial statements.
The final total consideration and amounts allocated to GeneSiC’s assets and liabilities could differ materially from the preliminary amounts presented in these unaudited pro forma condensed combined financial statements. A decrease in the fair value of the assets or an increase in the fair value of the liabilities from the preliminary valuations presented would result in a dollar-for-dollar corresponding increase in the amount of goodwill that will result from the Merger Agreement. In addition, if the value of the property and equipment and identifiable intangible assets is higher than the amounts included in these unaudited pro forma condensed combined financial statements, it may result in higher depreciation and amortization expense than is presented in the unaudited pro forma condensed combined statements of operations. Any such increases could be material and could result in the Company’s actual future financial condition and results of operations differing materially from those presented in the unaudited pro forma condensed combined financial statements.

Note 4. Adjustments to Unaudited Pro Forma Condensed Combined Financial Statements
The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the acquisition and has been prepared for informational purposes only. They do not purport to indicate the results of future operations or the financial position of either company.
The unaudited pro forma condensed combined financial information to give pro forma effect to events that are directly attributable to the acquisition, factually supportable, and with respect to the statements of operations, expected to have a continuing impact on the results of the Company.

The following items are presented as reclassifications in the unaudited pro forma condensed combined financial statements for purposes of conforming GeneSiC’s classification of certain assets, liabilities, income, and expenses to the Company’s presentation for the combined presentation:

(a)Reflects the adjustment of historical intangible assets acquired by the Company to their estimated fair values. Since all information required to perform a detailed valuation analysis of GeneSiC’s intangible assets could not be obtained as of the date of this filing, for purposes of these unaudited pro forma condensed combined financial statements, the Company used certain assumptions based on The Company’s best estimate as of the time of the pro forma was filed.

(b)Adjustment reflects the preliminary estimated goodwill. Goodwill represents the excess of the consideration transferred over the preliminary fair value of the assets acquired and liabilities assumed. The goodwill will not be amortized, but instead will be tested for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment exists. In the event management determines that the value of goodwill has been impaired, the Company will incur an impairment charge during the period in which the determination is made.

(c)The adjustment to contingent consideration reflects the preliminary estimated fair value of the Earnout Payments of $600,000. The contingent consideration is included in the preliminary estimated fair value of the consideration transferred in the Merger Agreement.

(d)Adjustment reflects the elimination of GeneSiC’s historical stockholder’s equity.

(e)Represents pro forma adjustment to eliminate transaction expenses related to the Merger Agreement incurred by Navitas Semiconductor, which will not be recurring after the completion of the Business Combination.

(f)Includes the cumulative impact of preliminary amortization expense for identifiable intangible assets acquired.
(g)Amount represents $99.3 million of cash consideration provided for the transaction.
(h)Amount represents the stock consideration provided for the transaction.

(i)Adjustment represents the step up of inventory per valuation.